UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2015

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Illinois	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 3.02 below is hereby incorporated by reference in this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Creation of Series C Preferred Stock

On June 10, 2015, Pernix Group, Inc. (the “Company”) filed a Certificate of Designations of Series C Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 4,000,000 shares of the Company’s undesignated preferred stock, par value $0.01 per share, as Series C Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”).  A copy of the Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.1, and the description of the Series C Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designations.

The Company at its option, may convert each share of Series C Preferred Stock into one share of the Company’s common stock upon 30 days’ written notice to the holder of such Series C Preferred Stock and subject to adjustment for certain antidilution provisions set forth in the Certificate of Designations.  Dividends will cease to accrue on shares of Series C Preferred Stock on the date of any such conversion.

The Series C Preferred Stock will rank, with respect to dividend rights and certain rights on liquidation, winding up and dissolution, (a) senior to the Company’s common stock, (b) on a parity with the Company’s Series A Preferred Stock and Series B Preferred Stock and (c) junior to each other class or series of stock established after the date of the Certificate of Designations if the terms of such other class or series provide that such other class or series is senior to the Series C Preferred Stock.

From and after July 1, 2015, the holders of outstanding shares of Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company and to the extent permitted by the Delaware General Corporation Law, before any dividend or other distribution is declared or paid with respect to outstanding junior securities of the Company, cumulative dividends payable bi-annually in arrears on January 1 and July 1 in each year (each of such dates is referred to herein as a “Dividend Payment Date” and the period between consecutive Dividend Payment Dates is referred to herein as a “Dividend Period”) commencing July 1, 2016.

From July 1, 2015 through July 1, 2016, all dividends accrued will be paid to the holders of Series C Preferred Stock in the form of the Company’s common stock valued solely for these purposes equal to US$5.00 per share. Thereafter, such dividends will be payable to the holders of Series C Preferred Stock in cash.  The dividend rate on outstanding shares of Series C Preferred Stock will be $.80 per share per annum, computed on the basis of a 365-day year and the actual number of days elapsed in each Dividend Period. In the event of a dividend paid with the Company’s common stock, the total dividend amount owed to the holders of Series C Preferred Stock will be divided by the US$5.00 per share of common stock rate to establish the number of shares of the Company’s common stock owed as a dividend from July 1, 2015 through July 1, 2016.

Series C Preferred Stock Offering

On June 10, 2015, the Company entered into Series C Cumulative, Convertible Preferred Stock Purchase Agreements (the “SPAs”) with each of Ernil Continental S.A., BVI (“Ernil”) and Halbarad Group, Ltd., BVI (“Halbarad”), the two largest shareholders of the Company.  Copies of each SPA are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and the descriptions of certain terms of the SPAs contained herein are summaries and are qualified in their entirety by reference to the full text of the SPAs.

Pursuant to the terms of the SPAs, the Company has agreed to issue 550,000 shares and 450,000 shares, respectively, of Series C Preferred Stock to each of Ernil and Halbarad at a purchase price per share of $10.00 for total cash investments by Ernil and Halbarad of $5,500,000 and $4,500,000, respectively.

There were no underwriting discounts or commissions incurred in the offering of Series C Preferred Stock to Ernil and Halbarad.  The Company expects to use the proceeds of the offering of Series C Preferred Stock to fund the acquisition of KBR Building Group, LLC for $22 million and the negative working capital target of negative ($6.0) million associated with the transaction.

The issuance and sale of the Series C Preferred Stock to Ernil and Halbarad is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Regulation D of the Securities Act.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Series C Preferred Stock and has not offered securities to the public in connection with such issuance and sale.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 3.02 above is hereby incorporated by reference in this Item 3.03.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth in Item 3.02 above is hereby incorporated by reference in this Item 5.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

3.1 10.1 10.2

Certificate of Designations Series C Preferred Stock, dated June 10, 2015

Series C Cumulative, Convertible Preferred Stock Purchase Agreement, dated June 10, 2015, by and between Pernix Group, Inc. and Ernil Continental S.A., BVI

Series C Cumulative, Convertible Preferred Stock Purchase Agreement, dated June 10, 2015, by and between Pernix Group, Inc. and Halbarad Group, Ltd., BVI

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

	By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

Dated: June 16, 2015

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